AMENDMENT TO SETTLEMENT AGREEMENT AND STIPULATION

This Amendment to Settlement Agreement and Stipulation (this "Amendment") is made and entered into as of February 9, 2026 (the "Amended Settlement Date"), by and between Wellgistics Health Inc. ("WGRX" or the "Company"), a Delaware corporation, and Silverback Capital Corporation ("SCC"), a Delaware corporation.

BACKGROUND

WHEREAS, WGRX and SCC entered into that certain Settlement Agreement and Stipulation dated as of January 28, 2026 (the "Settlement Agreement");

WHEREAS, pursuant to Section 9 of the Settlement Agreement, the Purchase Price for each tranche may be adjusted to a market-aligned pricing model upon the satisfaction of certain equity conditions, provided that the adjusted pricing is not structured as a variable rate transaction and is mutually agreed upon by the Company and SCC;

WHEREAS, the equity conditions set forth in Section 9 of the Settlement Agreement have been met, specifically:

- The Company's stock price has closed below the Closing Price

WHEREAS, based on the foregoing, the Company and SCC have mutually agreed to proceed with a closing for the next $2,250,000 tranche at a fixed purchase price of $0.25, as set forth herein.

AGREEMENT

1. Amendment to Purchase Price. The Purchase Price for the next $2,250,000 tranche pursuant to the Settlement Agreement is hereby amended and fixed at $0.25 per share. Such amended pricing shall not be subject to any further adjustment and shall not be deemed a variable rate transaction.

2. Effect of Amendment. Except as specifically amended hereby, all terms and provisions of the Settlement Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be considered valid and binding to the same extent as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Silverback Capital Corporation	Wellgistics Health Inc.
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